UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

VIRACTA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51531	94-3295878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 S. Coast Hwy. 101, Suite 210
Cardiff, California		92007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 400-8470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Chief Operating Officer

On March 15, 2024, Dan Chevallard informed Viracta Therapeutics, Inc. (the “Company”) that he was resigning from his positions as Chief Financial Officer and Chief Operating Officer of the Company, effective on March 20, 2024, to pursue other opportunities. Mr. Chevallard’s resignation is voluntary and is not the result of any disagreement with the Company related to its operations, policies, or practices. The Company thanks Mr. Chevallard for his many contributions to the Company over the last four years, eight months. As set forth below, in connection with Mr. Chevallard’s resignation, the Company entered into a consulting agreement with Mr. Chevallard pursuant to which he will provide certain transition services to the Company.

Appointment of Interim Principal Financial Officer and Interim Principal Accounting Officer

Effective upon Mr. Chevallard’s resignation as Chief Financial Officer and Chief Operating Officer, Melody Burcar, the Company’s Senior Vice President of Finance, will serve as the Company’s interim principal financial officer and interim principal accounting officer while the Company engages in a search for a permanent replacement for Mr. Chevallard.

Melody Burcar, MBA, CPA, 41, was promoted to the Company’s Senior Vice President of Finance, effective March 18, 2024, and previously served as the Company’s Vice President of Finance since September 2022. Previously, Ms. Burcar served as the Vice President of Finance and Corporate Controller at Secura Bio, Inc., a pharmaceutical company, from July 2019 to September 2022. Prior to joining Secura Bio, Inc., Ms. Burcar held various finance and accounting roles in life science and medical device companies including Synthetic Genomics, Inc., a biotechnology company, from September 2014 to June 2019, and Ortho Organizers, a medical device company, from September 2009 to September 2014. Ms. Burcar began her career at Deloitte, spending 5 years in their assurance services practice. Ms. Burcar holds a B.S. in accounting from the University of San Diego and a M.B.A. from University of California, San Diego. Ms. Burcar is a Certified Public Accountant in the state of California.

Ms. Burcar entered into an employment agreement with the Company effective as of September 30, 2022, as amended on March 18, 2024 (the “employment agreement”). Ms. Burcar’s employment under the employment agreement is at will and may be terminated at any time by the Company or by Ms. Burcar. Ms. Burcar receives an annual base salary of $340,000 and a discretionary annual target bonus of up to thirty-five percent (35%) of her annual base salary (the “target bonus”), based on the achievement of performance objectives to be determined by the Board or an authorized committee thereof.

On the date of and in connection with Ms. Burcar’s promotion to Senior Vice President of Finance, Ms. Burcar received an additional grant of time-based non-statutory stock options to purchase 100,000 shares of the Company common stock (the “promotion option”) with an exercise price of $0.99 per share, the fair market value of the Company’s common stock on the date of grant. The promotion option vests with respect to one-forty-eighth (1/48) of the total number of shares granted on the last day of each one-month period following March 18, 2024, subject to Ms. Burcar’s continued service. The promotion option is subject to the terms and conditions of the Viracta Therapeutics, Inc. 2021 Equity Incentive Plan.

If the Company terminates Ms. Burcar’s employment other than for “cause,” death or “disability” or Ms. Burcar resigns for “good reason” outside the period beginning three (3) months prior to a “change in control” (as all such terms are defined in the employment agreement) and ending twelve (12) months following a change in control (such period, the “change in control period”), Ms. Burcar will be entitled to: (i) continued payment of her base salary, in effect immediately prior to her termination date, for a period of nine (9) months; (ii) reimbursement by the Company for the cost of continuation of health coverage for each officer and their eligible dependents pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for up to nine (9) months; (iii) any actual bonus for the fiscal year preceding the termination date that have not been paid as of the date of termination; and (iv) nine (9) months acceleration of vesting of the unvested portion of any service-vesting stock option or other equity awards held by Ms. Burcar immediately prior to termination.

If the Company terminates Ms. Burcar’s employment other than for cause, death or disability, or Ms. Burcar resigns for good reason during the change in control period, Ms. Burcar will be entitled to: (i) a lump sum payment equal to nine (9) months of base salary in effect immediately prior to Ms. Burcar’s termination date; (ii) reimbursement by the Company for the cost of premiums for continued coverage under COBRA for up to nine (9) months; (iii) lump sum payment of seventy-five percent (75%) of the target bonus for the fiscal year of the Company in which the termination date occurs; and (iv) acceleration of the unvested portion of any service-vesting stock option or other equity awards held by Ms. Burcar immediately prior to termination (with any performance-based vesting assumed at target performance).

The foregoing benefits are conditioned upon Ms. Burcar signing and not revoking a release of claims within 60 days following her employment termination date and her continuing compliance with the terms of a confidentiality and information agreement.

There were no changes to Ms. Burcar’s compensation or terms of employment as a result of her appointment to interim principal financial officer and interim principal accounting officer.

The summary of Ms. Burcar’s employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, as amended, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

In addition, the Company has entered into its standard form of indemnification agreement with Ms. Burcar. The form indemnification agreement was filed with the Securities and Exchange Commission on December 23, 2004, as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference. Ms. Burcar has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There is no arrangement or understanding between Ms. Burcar or any other person pursuant to which Ms. Burcar was selected as an officer. There are no family relationships between Ms. Burcar and any of the Company’s directors or executive officers.

Daniel Chevallard Consulting Agreement

In connection with Mr. Chevallard’s resignation, the Company and Mr. Chevallard have agreed he will provide certain post-employment consulting services for a period of up to six months following the effective date of his resignation pursuant to a consulting agreement (the “Consulting Agreement”) entered into on March 20, 2024. In consideration for such services, Mr. Chevallard will receive an hourly rate of $375 per hour for up to 8 hours per month and Mr. Chevallard’s outstanding stock options and restricted stock units will continue to vest pursuant to their original terms while he continues to provide services to the Company under the Consulting Agreement. The Consulting Agreement also contains additional customary provisions regarding confidentiality and invention assignment among other matters.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with respect to the quarter ending March 31, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Employment Agreement by and between the Company and Melody Burcar, dated September 30, 2022, as amended by the Amendment to Employment Agreement by and between the Company and Melody Burcar, dated March 18, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Viracta Therapeutics, Inc

Date:	March 20, 2024	By:	/s/ Mark Rothera
Mark Rothera President and Chief Executive Officer